                                                                    Exhibit 3.19

                                    DELAWARE

                                 THE FIRST STATE


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "GENOVESE DRUG STORES, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE ELEVENTH DAY OF JUNE, A.D. 1986, AT 9 O'CLOCK A.M.

     CERTIFICATE OF OWNERSHIP, FILED THE TWELFTH DAY OF SEPTEMBER, A.D. 1986, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF NOVEMBER, A.D. 1992, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SEVENTH DAY OF JUNE, A.D. 1995, AT 9 O'CLOCK A.M.

     RESTATED CERTIFICATE, FILED THE TWENTY-SEVENTH DAY OF JUNE, A.D. 1995, AT 9:05 O'CLOCK A.M.

     CERTIFICATE OF MERGER, FILED THE FIRST DAY OF MARCH, A.D. 1999, AT 11:40 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE ELEVENTH DAY OF JANUARY, A.D. 2001, AT 12 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID




2093444 8100H

040546842

               [SEAL]              /s/ Harriet Smith Windsor
                                   ---------------------------------------------
                                   Harriet Smith Windsor, Secretary of State
                                     AUTHENTICATION: 3256338

                                               DATE: 07-27-04

                                    DELAWARE

                                 THE FIRST STATE



CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.




2093444 8100H

040546842

               [SEAL]              /s/ Harriet Smith Windsor
                                   ---------------------------------------------
                                   Harriet Smith Windsor, Secretary of State
                                     AUTHENTICATION: 3256338

                                               DATE: 07-27-04

                                                                       9AM
                                                                     FILED
                                                                 JUN 11 1986

                                                              /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           GENOVESE DRUG STORES, INC.

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the "corporation") is:

                           GENOVESE DRUG STORES, INC.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose for which it is to be formed are as follows, to wit:

          To manufacture, import, purchase, sell and deal in drugs, medicines, paints, chemicals, oils, dyestuffs, glassware, toilet articles, fancy goods, druggists sultries, perfumeries, surgical apparatus, physicians and hospital supplies and general merchandise.

          To carry on the business of chemists, druggists, dry salters, oil and colour men; importers and manufacturers of and dealers in pharmaceutical, medicinal, chemical, industrial and other preparations and articles, compounds, cements, oils, paints, pigments and varnishes, drugs, dyeware, paint and colour grinders, makers, and dealers in proprietary articles of all kinds, and of electrical, chemical, photographical, surgical and scientific apparatus and materials.

          To manufacture, buy, sell, import, export, trade and deal in all or any kinds of surgical instruments and appliances and hospital supplies.

          To manufacture, buy, sell, deal in and deal with candy, syrup and confections of all kinds, and the raw materials from which they are made and products made therefrom, and all like or kindred products; to manufacture and prepare for market; to market and sell candy, syrups, confections and kindred products; and all other articles or products whatsoever used in their manufacture or composition; to acquire by purchase, manufacture or otherwise, all materials, supplies and other articles necessary or convenient for use in connection with and in carrying on the business herein mentioned or any part thereof.

          To manufacture, prepare for market, store, buy, sell, import, export, distribute and otherwise deal and trade in cigars, cheroots, cigarettes, smoking tobacco, chewing tobacco, snuff, and any and all other commodities into which tobacco enters as a component part, and any and all materials or articles required for or used or useful in connection with the purposes aforesaid.

          To manufacture, buy, sell, import, export, prepare for market, trade and deal in rubber sundries for the requirements of dealers in druggists' specialties and dealers in surgical and dental supplies and accessories.

          To manufacture, buy, sell, import, export, prepare for market, trade and deal in water bottles, syringes, rubber sponges and druggists' rubber sundries of any or all kinds, including hospital and nursery articles, wholly or partly composed of rubber.

          To carry on the business of manufacturers of and dealers in soaps, candles, glycerine, perfumes and toilet preparations; to buy, own, use, occupy, manage, lease and buy, sell, manufacture, refine, import, export, prepare and deal in all kinds of oils, greases and oleaginous and saponaceous substances; and all kinds of ungents.

          To purchase, lease or otherwise acquire, work, operate, sell and deal in mineral lands containing silica, magnesia and other minerals; to construct, purchase, lease or otherwise acquire, alter, improve, repair, equip, operate, sell or otherwise dispose of mills and refineries for the production of talc and other mineral compounds; to manufacture, prepare for market, buy, sell, import, export, trade and deal in talc for the use and requirements of manufacturers of paper, mechanical rubber, automobile tires, prepared roofing, soap, chemical products, electrical works, pharmaceutical and toilet preparations and similar purposes.

          To carry on the business of manufacturers of and dealers in toilet preparations of all kinds; to manufacture, buy, sell, import, export, trade and deal in perfumes, toilet waters, soaps, hair preparations, talcum powder, rice powder and other face powders, skin foods, face creams, cosmetics and complexion preparations of various kinds, shaving creams, dentifrices, finger nail pastes, antiseptic lotions and kindred commodities.

          To borrow money, and from time to time, to make, accept, endorse, execute and issue bonds, debentures, and promissory notes, bills of exchange and other obligations of the corporation for moneys borrowed or in payment of property acquired or for any of the other objects or purposes of the corporation or its business, and to secure they payment of any such obligations by mortgages, pledge, deed, indenture, agreement or other instrument of trust, or by other lien upon assignment of, or agreement in regard to all or any part of the property, right or privileges of the corporation wherever situated whether now owned or hereafter to be acquired.

          To take, purchase, exchange, hire, lease or otherwise acquire, and to hold and own within and without the State of New York and in any part of the world, to occupy, control, maintain, manage, sell and convey, exchange, lease, sublease, or otherwise alienate or dispose of and to mortgage or otherwise acquire and encumber, and to otherwise handle and deal in real estate and real property, either improved or unimproved, and any interest or right therein.

          To erect, or cause to be erected, construct or cause to be constructed; to maintain, improve, rebuild, enlarge, alter, repair, raise and remove, and to buy, own, use, occupy, manage, lease and control, any and all kinds of buildings, houses, stores, lofts, offices, warehouses, mills, shops, factories, hotels, restaurants, apartments, tenements, machinery, plants, edifices, works and structures of every kind, nature and description.

          To take, purchase, exchange, hire, lease or otherwise acquire, and to hold and own within and without the State of New York, and in any part of the world, to occupy, control, maintain, manage, sell and convey, exchange, lease, sub-lease, or otherwise alienate or dispose of and to mortgage or otherwise acquire and encumber, and to otherwise handle and deal in real estate and real property, either improved or unimproved, and any interest or right therein.

          To sell or exchange all or any part of the property, assets, good will, and undertaking of the company, and to accept in payment or exchange therefore, the stocks, bonds, or other securities of any other corporation, either domestic or foreign.

          To manufacture, purchase or otherwise acquire and to sell, and deal in all kinds of materials, goods, wares and merchandise, which may be required for any of the purposes of the company's business, or which may seem capable of being profitably used or dealt in, in connection with such business.

          To enter into, make, perform, and carry on contracts of every kind, which may be necessary for or incidental to the business of the corporation, with any person, firm under the government of the United States, or any territory, district, protectorate, dependency or insular or other possession or acquisition of the United States, or any other foreign government, so far as, and to the extent that, the same may be done and performed by a corporation organized under the Business Corporation Law.

          To purchase or acquire all or any part of the business, good will, rights, property, and assets of all kinds, and to assume all or any part of the liabilities of any corporation, association, partnership or person engaged in any business included in the foregoing purposes and objects.

          To make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures and other obligations from time to time for the purchase of property of or for any purpose in or about the business of the company and to set up payment of any such obligations by mortgage, pledge, deed of trust or otherwise.

          To do all and everything necessary, suitable, useful and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, and to do every other act or acts, thing or things incidental to or appurtenant to, or growing out of, or connected with any of the aforesaid purposes, objects or powers, or any part or parts thereof and to do such acts or things to the same extent and as fully as natural persons might or could do in any part of the world.

          To conduct and transact this business in any and all of its branches in any of the States, territories, colonies or dependencies of the United States, in the District of Columbia and in any and all foreign countries; to have one or more offices therein; to hold, purchase, mortgage and convey real or personal property without limit as to amount, in any such state, territory, colony, dependency, district or foreign country, but always subject to the laws thereof.

          To manufacture, buy, sell, import, export, trade, and deal in disinfectants and disinfecting appliances, disinfecting machines generally, and all kinds of disinfecting apparatus and utensils, disinfecting fluids, washes and dips, sanitary appliances and sanitary material generally, chemicals, chemical products, oils, fumigating materials, fumigating appliances, soaps, washes and cleansing materials.

          To purchase and manufacture chemicals, dye-stuffs, ores, compounds, cements, oils, paints, pigments, varnishes, drugs, dye wares, for its own account and for account of others, to purchase, manufacture, lease and sell machinery, tools, trade fixtures and implements of all kinds used in the chemical trade; and to buy, manufacture and sell any materials required for use in the chemical trades.

          To manufacture, distill, or otherwise produce, prepare for market, buy, sell, import, export, trade and deal in all kinds of vegetable and mineral essential or volatile oils for perfumery and liquor manufacturers, flavoring extracts, food coloring, medical and other purposes, including vegetable essential oils and essences obtainable from herbs, fruits, flowers, seeds, roots, bark, etc., and mineral volatile oils obtainable from petroleum products, coal tar products and other mineral products or by-products.

          To design, manufacture, buy, sell, import, export, trade and deal in favors and novelties, including favors for parties.

          FOURTH: The Capital Stock of the corporation shall consist of 50,000,000 shares, par value of One ($1.00) Dollar per share, all of which shall be known as Common Stock. The Common Stock shall be divided into two classes known as Class A Common Stock and Class B Common Stock.

               (a) Class A Common Stock shall consist of 30,000,000 shares, par value One ($1.00) Dollar per share. Every shareholder of the record of Class A Common Stock shall be entitled to one vote per share in person or by proxy on each matter submitted to a vote of the shareholders for each share of the Class A Common Stock held by such holder as of the record date of such meeting.

               (b) Class B Common Stock shall consist of 20,000,000 shares, par value One ($1.00) Dollar per share. Every shareholder of the record of Class B Common Stock shall be entitled to ten votes per share in person or by proxy on each matter submitted to a vote of the shareholders for each share of the Class B Common Stock held by such holder as of the record date of such meeting.

               (c) For the purposes of subparagraph (b) hereof all shareholders of record as of June 2, 1986 shall have the right for sixty (60) days from said date to elect to exchange their Common Stock on a one for one basis for the new Class A or Class B Common Stock of the Company. No additional Class B Common Stock shall be issued after the expiration of said sixty (60) day period except under the following conditions:

                 (i) Stock dividends with respect to Class B shares;

                (ii) Stock splits with respect to Class B shares;

               (iii) To a transferee of any shares of Class B common stock who acquires said shares by gift, devise, or otherwise through the laws of inheritance, descent or distribution from an estate of a grantor or to a trust beneficiary or beneficiaries by a trustee holding such share of common stock for said beneficiary shall be deemed to be the same "beneficial owner" as the transferor;

               (iv) Shares acquired pursuant to a stock option or other qualified plan of the Company if such grant of options or award to a plan was made prior to June 2, 1986, eventhough such contribution was not made or option exercised until after the sixty (60) day election period.

               (d)   All other shares issued shall be Class A Common Stock.

           FIFTH: No shareholder shall have the right solely by virtue of his ownership of shares of the corporation of any class to subscribe for, receive or purchase any of the shares of the corporation of any class now or hereafter authorized, or any rights or options to purchase such shares, or any securities convertible into such shares or any pre-emptive rights with respect to any such shares as defined under the General Corporation Law of the State of Delaware.

           SIXTH: The name and mailing address of the corporation are as follows:

                  J. A. Kent
                  229 South State Street
                  Dover, Delaware

         SEVENTH: The duration of the corporation shall be perpetual.

          EIGHTH: The number of directors shall be a minimum of three and a maximum of fifteen. Upon the election of nine directors, the said directors shall be divided into three classes consisting of three directors in each class; the terms of office of the directors initially classified shall be as follows: the first class shall expire at the next annual meeting of the shareholders, the second class at the second succeeding annual meeting and the third class at the third succeeding annual meeting; at each annual meeting of shareholders after the initial classification, directors to replace those whose term expires at such annual meeting shall be elected to hold office until the third succeeding annual meeting of shareholders.

           NINTH: The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on June 11, 1986.


                                                             /s/ J. A. Kent
                                                         -----------------------
                                                               J. A. Kent
                                                              Incorporator

                                                                      9AM

                                                                     FILED

                                                                   SEP 12 1986

                                                               /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                           GENOVESE DRUG STORES, INC.

                            (a New York corporation)

                                      into

                           GENOVESE DRUG STORES, INC.

                            (a Delaware corporation)

          It is hereby certified that:

          1. GENOVESE DRUG STORES, INC. (hereinafter called the "corporation) is a corporation of the State of New York, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

          2. The corporation, as the owner of all the outstanding shares of each class of the stock of GENOVESE DRUG STORES, INC., hereby merges itself into GENOVESE DRUG STORES, INC., a corporation of the State of Delaware (hereinafter called "GDS").

          3. The following is a copy of the resolutions adopted on the 2nd day of June, 1986, by the Board of Directors of the corporation to merge the corporation into GDS:

                    RESOLVED that this corporation be reincorporated in the
               State of Delaware by merging itself into GENOVESE DRUG STORES, INC. pursuant to the laws of the State of New York and the State of Delaware as hereinafter provided, so that the separate existence of this corporation and GDS will become a single corporation, which shall continue to exist under, and be governed by, the laws of the State of Delaware.

                    RESOLVED that the terms and conditions of the proposed
               merger are as follows:

                    (a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of this corporation shall become vested in and be held by GDS as fully and entirely and without change or dimunition as the same were before held and enjoyed by this corporation, and GDS shall assume all of the obligations of this corporation.

                    (b) No pro rata issuance of the shares of stock of GDS which are owned by this corporation immediately prior to the effective time of the merger shall be made, and such shares shall be surrendered and extinguished.

                    (c) Each share of common stock, par value $1.00 per share of this corporation which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted into the Class A or Class B Common Stock, $1.00 par value of GDS, the Delaware corporation. Shareholders of the corporation shall have 60 days from the effective time of the merger to elect to receive Class A or Class B Common Stock. If no election is made by a shareholder prior to the expiration of the 60 day period, Class A Common Stock shall be issued to said shareholders. From and after the effective time of the merger, the holders of all said issued and outstanding stock of this corporation shall automatically be and become holders of the shares of the Delaware corporation upon the basis above specified, whether or not certificates representing said shares are then issued and delivered. Each share of common stock, par value $1.00 per share, of the corporation which shall be issued and held as treasury shares immediately prior to the effective term of the merger shall be converted into one share of the Class B Common Stock, par value $1.00 per share and shall be held in the treasury of the Delaware corporation until sooner disposed of.

                    (d) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing common stock of this corporation may surrender to the Delaware corporation's transfer agent, American Stock Transfer Company, at its office at 99 Wall Street, New York, New York 10005, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of Class A or B Common Stock of the Delaware corporation. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of common stock of this corporation shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of common stock of the Delaware corporation.

                    (e) From and after the effective time of the merger, the Certificate of Incorporation and the By-Laws of GDS shall be the Certificate of Incorporation and the By-Laws of GDS as in effect immediately prior to such effective time.

                    (f) The members of the Board of Directors and officers of GDS shall be the members of the Board of Directors and the corresponding officers of GDS immediately before the effective time of the merger.

                    (g) From and after the effective time of the merger, the
               assets and liabilities of this corporation and of GDS shall be entered on the books of GDS at the amounts at which they shall be carried at such time on the respective books of this corporation and of GDS, subject to such inter-corporate adjustments or eliminations, if any, as may be required to give effect to the merger; and, subject to such action as may be taken by the Board of Directors of GDS, in accordance with generally accepted accounting principles, the capital and surplus of GDS shall be equal to the capital and surplus of this corporation and of GDS.

                    RESOLVED that these resolutions to merge be submitted to the stockholders entitled to vote of this corporation at a meeting to be called and held after twenty days' notice of the time, place and purpose thereof mailed to each holder of the outstanding shares of stock entitled to vote of this corporation at his address as it appears on the records of this corporation or pursuant to a written waiver of such notice signed by all of the persons entitled to vote of this corporation or pursuant to a written waiver of such notice signed by all of the persons entitled thereto, unless the holders of all of the outstanding shares of stock entitled to vote of this corporation shall dispense with the holding of a meeting and shall act in writing without a meeting; and, in the event that the holders of at least a majority of the outstanding stock entitled to vote of this corporation shall vote for the approval of the merger at a meeting, or, in the event that the holders of all of the outstanding stock entitled to vote of this corporation shall dispense with a meeting and shall consent in writing signed by them for the approval of the proposed merger, the proposed merger shall be deemed to be approved.

                    RESOLVED that, in the event the proposed merger shall not be terminated, the proper officers of this corporation be and they hereby are authorized and directed to make and execute, under the corporate seal of this corporation, a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge itself into the Delaware corporation and the date of adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the States of Delaware and New York and in any other appropriate jurisdiction, necessary or proper to effect this merger.

Signed and sealed this 29 day of August, 1986.

[SEAL]

                                                      /s/ Patrick R. Edwards
                                                      --------------------------
                                                      PATRICK R. EDWARDS
                                                      President of GENOVESE DRUG
                                                      STORES, INC., a New York
                                                      Corporation


ATTEST                                                /s/ Donald W. Gross
                                                      --------------------------
                                                      DONALD W. GROSS
                                                      SECRETARY

STATE OF NEW YORK  )
                   :ss
COUNTY OF SUFFOLK  }

          On this 29 day of August, 1986, before me came PATRICK R. EDWARDS, President of GENOVESE DRUG STORES, INC., a New York Corporation who duly signed the foregoing instrument before me and acknowledges that such instrument as executed is the act and deed of said Corporation, that his signing is his act and deed and that the facts stated therein are true.


                                                      /s/ Elvira C. Vaccaro
                                                      ---------------------
                                                         NOTARY PUBLIC
                                                        ELVIRA C. VACCARO
                                               NOTARY PUBLIC, STATE OF NEW YORK,
                                                          NO. 4761478
                                                  QUALIFIED IN SUFFOLK COUNTY
                                                       TERM EXPIRES 9/30/88

Signed and sealed this     day of August, 1986.

[SEAL]

                                                      /s/  Patrick R. Edwards
                                                      --------------------------
                                                      PATRICK R. EDWARDS
                                                      President of GENOVESE DRUG
                                                      STORES, INC., a Delaware
                                                      Corporation


ATTEST                                                /s/ Donald W. Gross
                                                      --------------------------
                                                      DONALD W. GROSS
                                                      Secretary

STATE OF NEW YORK  )
                   :ss
COUNTY OF SUFFOLK  )

          On this 29 day of August, 1986, before me came PATRICK R. EDWARDS, President of GENOVESE DRUG STORES, INC., a Delaware Corporation who duly signed the foregoing instrument before me and acknowledges that such instrument as executed is the act and deed of said Corporation, that his signing is his act and deed and that the facts stated therein are true.


                                                      /s/ Elvira C. Vaccaro
                                                      ---------------------
                                                         NOTARY PUBLIC
                                                        ELVIRA C. VACCARO
                                                NOTARY PUBLIC, STATE OF NEW YORK
                                                            NO. 4761478
                                                  QUALIFIED IN SUFFOLK COUNTY
                                                       TERM EXPIRES 9/30/88

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/27/1995
                                                           950144458 - 2093444


            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                           GENOVESE DRUG STORES, INC.

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Genovese Drug Stores, Inc.

     2. The Certificate of Incorporation of the Corporation is hereby amended as follows:

          (a) The introduction to and subparagraph (a) of Article Fourth of the Certificate of Incorporation is amended and restated to read as follows:

               FOURTH: The Capital Stock of the Corporation shall consist of 32,000,000 shares, par value $1.00 per share, all of which shall be known as Common Stock. The Common Stock shall be divided into two classes known as Class A Common Stock and Class B Common Stock.

               (a) Class A Common Stock shall consist of 20,000,000 shares, par value $1.00 per share. Every stockholder of record of Class A Common Stock shall be entitled to one vote per share in person or by proxy on each matter submitted to a vote of the stockholders for each share of the Class A Common Stock held by such holder as of the record date of such meeting.

          (b) Article Third of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

               THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          (c) A new Article Eleventh is added to the Certificate of Incorporation, which Article shall read in its entirety as follows:

               ELEVENTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation, without any action on the part of the stockholders of the Corporation, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise.

          (d) The following paragraph is added to the end of subparagraph (c) of Article Fourth of the Certificate of Incorporation:

               For the purposes of subsection (i) of this subparagraph (c), dividends in respect of the Class B Common Stock may be paid in shares of Class A Common Stock, shares of Class B Common Stock or any other cash, property of other securities of the Corporation in accordance with applicable law.

          (e) A new Article Twelfth is added to the Certificate of Incorporation, which Article shall read in its entirety as follows:

               TWELFTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

          (f) Article Ninth of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

               NINTH: Each person who is or was or who has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. The Corporation will advance expenses for any director, officer, employee or agent's defense prior to a final disposition of a claim provided such party executes an undertaking to repay advances from the Corporation if it is ultimately determined that such party is not entitled to indemnity. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification different than that provided in this Article. Any repeal or modification of this Article shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

          (g)  The following changes are made to the Certificate of
          Incorporation:

               (i) Article Second of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

               SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19904, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation Systems, Inc.

               (ii) Subparagraph (c)(iv) of Article Fourth of the Certificate of Incorporation, which refers to shares of Class B Common Stock issuable pursuant to pre-1986 option grants and plan awards, is deleted in its entirety.

               (iii) Article Fifth of the Certificate of Incorporation, which denies preemptive rights to stockholders of the Corporation, is deleted in its entirety, and the remaining Articles of the Certificate of Incorporation shall be renumbered accordingly.

               (iv) Article Seventh of the Certificate of Incorporation of the Corporation, regarding the duration of the Corporation, is deleted in its entirety, and the remaining Articles of the Certificate of Incorporation shall be renumbered accordingly.

          3. The amendments of the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on June 23, 1995.

                                              /s/ Gene L. Wexler
                                              ----------------------------------
                                              Gene L. Wexler
                                              Vice President and General Counsel

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/24/1992
                                                         752329057 - 2093444

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                        CERTIFICATE OF THE INCORPORATION

                                       OF

                           GENOVESE DRUG STORES, INC.

          Under the General Business Law of the State of Delaware.

          We the undersigned, President and Secretary of the Corporation, hereby certify:

          1. The name of the Corporation is Genovese Drug Stores, Inc.

          2. The Certificate of Incorporation was filed with the Secretary of State in June 11, 1986.

          3. The Certificate of Incorporation is hereby amended reducing the authorized capital of the Class A and Class B shares:

          FOURTH: The Capital Stock of the corporation shall consist of 24,000,000 shares, par value of One ($1.00) Dollar per share, all of which shall be known as Common Stock. The Common Stock shall be divided into two classes known as Class A Common Stock and Class B Common Stock.

               (a) Class A Common Stock shall consist of 12,000,000 shares, par value One ($1.00) Dollar per share. Every shareholder of the record of Class A Common Stock shall be entitled to one vote per share in person or by proxy on each matter submitted to a vote of the shareholders for each share of the Class A Common Stock held by such holder as of the record date of such meeting.

               (b) Class B Common Stock shall consist of 12,000,000 shares, par value One ($1.00) Dollar per share. Every shareholder of the record of Class B Common Stock shall be entitled to ten votes per share in person or by proxy on each matter submitted to a vote of the shareholders for each share of the Class B Common Stock held by such holder as of the record date of such meeting.

               (c) For the purposes of subparagraph (b) hereof all shareholders of record as of June 2, 1986 shall have the right for sixty (60) days from said date to elect to exchange their Common Stock on a one-for-one basis for the new Class A or Class B Common Stock of the Company. No additional Class B Common Stock shall be issued after the expiration of said sixty(60) day period except under the following conditions:

                (i) Stock dividends with respect to Class B shares;

               (ii) Stock splits with respect to Class B shares;

              (iii) To a transferee of any shares of Class B common stock who acquires said shares by gift, devise, or otherwise through the laws of inheritance, descent or distribution from an estate of a grantor or to a trust beneficiary or beneficiaries by a trustee holding such share of common stock for said beneficiary shall be deemed to be the same "beneficial owner" as the transferor;

               (iv) Shares acquired pursuant to a stock option or other
                    qualified plan of the Company if such grant of options or award to a plan was made prior to June 2, 1986, even though such contribution was not made or option exercised until after the sixty (60) day election period.

                (d) All other shares issued shall be Class A Common Stock.

          4. The foregoing amendment of the Certificate of Incorporation were authorized by a vote of the holders of at least two thirds of all outstanding votes entitled to be cast thereon, at a duly called meeting of the shareholders on June 9, 1992.


                                                           /s/ Leonard Genovese
                                                          ----------------------
                                                             LEONARD GENOVESE
                                                          President and Chairman
                                                              of the Board

SEAL


ATTEST: /s/ Donald  W. Gross
       ---------------------
          DONALD  W. GROSS
             SECRETARY

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:05 AM 06/27/1995
                                                          950144460 - 2093444

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           GENOVESE DRUG STORES, INC.

          The date of filing of the original Certificate of Incorporation of Genovese Drug Stores, Inc. with the Secretary of State of the State of Delaware was June 11, 1986. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

          It is hereby certified that:

          FIRST: The name of the corporation (hereinafter called the "corporation") is:

                           GENOVESE DRUG STORES, INC.

          SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19904, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation Systems, Inc.

          THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The Capital Stock of the corporation shall consist of 32,000,000 shares, par value $1.00 per share, all of which shall be known as Common Stock, The Common Stock shall be divided into two classes known as Class A Common Stock and Class B Common Stock.

          (a) Class A Common Stock shall consist of 20,000,000 shares, par value $1.00 per share. Every stockholder of record of Class A Common Stock shall be entitled to one vote per share in person or by proxy on each matter submitted to a vote of the stockholders for each share of the Class A Common Stock held by such holder as of the record date of such meeting.

          (b) Class B Common Stock shall consist of 12,000,000 shares, par value $1.00 per share. Every shareholder of record of Class B Common Stock shall be entitled to ten votes per share in person or by proxy on each matter submitted to a vote of the shareholders for each share of the Class B Common Stock held by such holder as of the record date of such meeting.

          (c) No additional Class B Common Stock shall be issued except under the following conditions:

               (i)   Stock dividends with respect to Class B shares;

               (ii)  Stock splits with respect to Class B shares;

               (iii) To a transferee of any shares of Class B Common Stock who acquires said shares by gift, devise, or otherwise through the laws of inheritance, descent or distribution from an estate of a grantor or to a trust beneficiary or beneficiaries by a trustee holding such share of Common Stock for said beneficiary shall be deemed to be the same "beneficial owner" as the transferor;

          For the purposes of subsection (i) of this subparagraph (c), dividends in respect of the Class B Common Stock may be paid in shares of Class A Common Stock, shares of Class B Common Stock or any other cash, property or other securities of the corporation in accordance with applicable law.

          (d) All other shares issued shall be Class A Common Stock.

          FIFTH: The number of directors shall be a minimum of three and a maximum of fifteen. Upon the election of nine directors, the said directors shall be divided into three classes consisting of three directors in each class; the terms of office of the directors initially classified shall be as follows: the first class shall expire at the next annual meeting of the shareholders, the second class at the second succeeding annual meeting and the third class at the third succeeding annual meeting; at each annual meeting of shareholders after the initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting of shareholders.

          SIXTH: Each person who is or was or has agreed to become a director or officer of the corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. The corporation will advance expenses for any director, officer, employee or agent's defense prior to a final disposition of a claim provided such party executes an undertaking to repay advances from the corporation if it is ultimately determined that such party is not entitled to indemnity. Without limiting the generality or effect of the foregoing, the corporation may enter into one or more agreements with any person which provide for indemnification different than that provided in this Article. Any repeal or modification of this Article shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

          SEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article SEVENTH.

          EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation, without any action on the part of the stockholders of the corporation, but the stockholders may make additional by-laws and may alter, amend, or repeal any by-law whether adopted by them or otherwise.

          NINTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the corporation shall be personally liable to the corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the corporation. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing immediately prior to such repeal or modification.


Signed on June 23, 1995.


                                                /s/ Gene L. Wexler
                                                --------------------------------
                                                Gene L. Wexler
                                                Vice President, General Counsel,
                                                and Assistant Secretary

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:40 AM 03/01/1999
                                                           991077132 - 2093444

                              CERTIFICATE OF MERGER

                                     MERGING

                            LEGACY ACQUISITION CORP.

                                  WITH AND INTO

                           GENOVESE DRUG STORES, INC.

                         (Pursuant to Section 251 of the
                General Corporation Law of the State of Delaware)

          Genovese Drug Stores, Inc., a Delaware corporation (the
"Corporation"), for the purpose of merging Legacy Acquisition Corp., a Delaware corporation ("Legacy"), with and into the Corporation (the "Merger"), does hereby certify as follows:

          FIRST:    Genovese Drug Stores, Inc., a Delaware corporation, and
Legacy Acquisition Corp., a Delaware corporation, are the constituent corporations of the Merger.

          SECOND:   An Agreement and Plan of Merger dated as of November 23,
1998 (the "Merger Agreement") relating to the Merger has been approved, adopted, certified, executed and acknowledged by each of the Corporation and Legacy in accordance with Section 251(c) of the General Corporation Law of the Slate of Delaware and by written consent of the sole stockholder of Legacy in accordance with Section 228(a) of the General Corporation Law of the State of Delaware.

          THIRD:    The name of the surviving corporation of the Merger is
Genovese Drug Stores, Inc.

          FOURTH:   The Restated Certificate of Incorporation of the Corporation
as in effect immediately prior to the Merger shall be amended and restated in its entirety (the "Restated Certificate of Incorporation") as attached hereto as EXHIBIT A, and such Restated Certificate of Incorporation shall be the Restated Certificate of Incorporation of the surviving corporation.

          FIFTH:    The fully executed Merger Agreement is on file at the
principal place of business of the Corporation at 80 Marcus Drive, Melville, New York 11747.

          SIXTH:    A copy of the fully executed Merger Agreement will be
furnished by the Corporation, as the surviving corporation pursuant to the Merger, on request and without cost, to any stockholder of the Corporation or Legacy.